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                                  Exhibit 23.3

                         Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Whole Foods Market 1992 Stock Option Plan for Team Members of our report dated November 14, 2001, with respect to the consolidated financial statements of Whole Foods Market, Inc. included by reference in its Annual Report (Form 10-K) for the year ended September 30, 2001, filed with the Securities and Exchange Commission.

                             /s/ ERNST & YOUNG LLP
                             ---------------------
                             ERNST & YOUNG LLP


Austin, Texas
November 27, 2002

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